EXHIBIT 99.2

Monsanto Company
800 North Lindbergh Blvd
St. Louis, Missouri 63167

First Quarter Fiscal Year 2005
Supplemental Data
Unaudited

Net sales by geography*
($ in millions)	First Quarter 2005	First Quarter 2004	% Change

North America	$507	$550	(8)%

Latin America	$345	$324	6%

Europe-Africa	$147	$95	55%

Asia-Pacific	$99	$59	68%

TOTAL COMPANY	$1,098	$1,028	7%

Net trade receivables by
geography*	As of	As of
($ in millions)	Nov. 30, 2004	Nov. 30, 2003	Higher/(Lower)

United States	$507	$657	$(150)

Argentina	$132	$252	$(120)

Brazil	$301	$278	$23

All other countries	$457	$399	$58

TOTAL COMPANY	$1,397	$1,586	$(189)

Gross profit
($ in millions)	First Quarter 2005	First Quarter 2004	% Change

Corn seed and traits	$129	$120	8%

Soybean seed and traits	$115	$99	16%

All other crops seeds and traits	$39	$16	144%

Roundup and other glyphosate-based herbicides	$154	$156	(1)%

All other agricultural productivity products	$63	$77	(18)%

TOTAL COMPANY	$500	$468	7%

* Attributed to relevant Monsanto legal entities. For example, a sale from the United States to a customer in Latin America is reported as a U.S. export sale.